Exhibit 99.1

Press Release For immediate release
Invesco Mortgage Capital Inc. Reports Third Quarter 2016 Financial Results

Atlanta - November 3, 2016 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the "Company") today announced financial results for the quarter ended September 30, 2016, reporting basic earnings of $1.16 per common share, core earnings* of $0.41 per common share and book value per diluted common share** of $18.08.

Credit spreads tightened in the third quarter of 2016 in a relatively stable interest rate environment. These conditions benefited the Company's high quality asset portfolio, driving book value per diluted common share** higher by 5.9% for the quarter. "Our equity is allocated 56% to residential and commercial credit assets, and 44% to Agency RMBS as of September 30, 2016. We are pleased with our portfolio positioning, having shortened maturities and reduced leverage in front of the upcoming elections, Federal Reserve meetings, and Brexit negotiations," said Richard King, President and CEO.

The Company's assets continue to improve as they season and benefit from growing borrower equity due to property price appreciation. Efforts to optimize risk-adjusted returns have provided for a steady dividend, lower book value volatility, and attractive economic return.***
Highlights
•	Q3 2016 net income attributable to common stockholders of $129.2 million or $1.16 basic earnings per common share and $1.05 diluted earnings per common share
•	Q3 2016 core earnings* of $46.2 million, core earnings per common share* of $0.41, and a common stock dividend of $0.40 per share
•	Q3 2016 book value per diluted common share** of $18.08 vs. $17.08 at Q2 2016 and $17.14 at Q4 2015
•	Economic return*** for the three and nine months ended September 30, 2016 of 8.2% and 12.5%, respectively
•
Q3 2016 comprehensive income attributable to common stockholders was $155.8 million or $1.40 basic comprehensive income per common share vs. $106.5 million or $0.95 basic comprehensive income per common share for Q2 2016

•	Reduced debt-to-equity ratio to 6.0x as of September 30, 2016
* Core earnings (and by calculation, core earnings per common share) are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" below for important disclosures and a reconciliation to the most comparable U.S. GAAP measures.
**Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million) and Series B Preferred Stock ($155.0 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).
***Economic return for the quarter ended September 30, 2016 is defined as the change in book value per diluted common share from June 30, 2016 to September 30, 2016 of $1.00; plus dividends declared of $0.40 per common share; divided by the June 30, 2016 book value per diluted common share of $17.08. Economic return for the nine months ended September 30, 2016 is defined as the change in book value per diluted common share from December 31, 2015 to September 30, 2016 of $0.94; plus dividends declared of $1.20 per common share; divided by the December 31, 2015 book value per diluted common share of $17.14.

1

Exhibit 99.1

Key performance indicators for the quarters ended September 30, 2016 and June 30, 2016 are summarized in the table below.

($ in millions, except share amounts)	Q3 ‘16	Q2 ‘16
(unaudited)	(unaudited)
Average earning assets (at amortized costs)	$16,088.5	$15,464.3
Average borrowed funds	14,222.7	13,471.4
Average equity	$2,130.1	$2,027.5

Total interest income	$118.1	$118.8
Total interest expense	33.3	39.6
Net interest income	84.9	79.2
Total other income (loss)	60.3	(74.3)
Total expenses	8.6	11.0
Net income (loss)	136.7	(6.0)
Net income (loss) attributable to non-controlling interest	1.7	(0.1)
Dividends to preferred stockholders	5.7	5.7
Net income (loss) attributable to common stockholders	$129.2	($11.6)
Comprehensive income (loss) attributable to common stockholders	$155.8	$106.5

Average earning asset yield	2.94%	3.07%
Cost of funds	0.94%	1.17%
Net interest rate margin	2.00%	1.90%
Debt-to-equity ratio	6.0	x	6.2	x
Book value per common share (diluted)**	$18.08	$17.08
Earnings (loss) per common share (basic)	$1.16	($0.10)
Earnings (loss) per common share (diluted)	$1.05	($0.10)
Comprehensive income (loss) attributable to common stockholders per common share (basic)	$1.40	$0.95
Dividends declared per common share	$0.40	$0.40
Dividends declared per preferred share on Series A Preferred Stock	$0.4844	$0.4844
Dividends declared per preferred share on Series B Preferred Stock	$0.4844	$0.4844

Non-GAAP Financial Measures*:
Core earnings	$46.2	$47.3
Core earnings per common share	$0.41	$0.42
Effective interest income	$124.1	$124.9
Effective yield	3.09%	3.23%
Effective interest expense	$64.5	$61.3
Effective cost of funds	1.82%	1.81%
Effective net interest income	$59.6	$63.6
Effective interest rate margin	1.27%	1.42%
Repurchase agreement debt-to-equity ratio	5.7	x	5.8	x

* Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled "Non-GAAP Financial Measures" below for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, average earning asset yield), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.
**Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million) and Series B Preferred Stock ($155.0 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).

2

Exhibit 99.1

Financial Summary
Net income attributable to common stockholders for the third quarter of 2016 was $129.2 million, compared to net loss attributable to common stockholders of $11.6 million for the second quarter of 2016. The third quarter of 2016 net income attributable to common stockholders increased primarily due to net gains on derivative instruments totaling $35.4 million during the third quarter compared to net losses on derivative instruments totaling $90.4 million during the second quarter. During the third quarter of 2016, the Company recorded unrealized gains on interest rate swaps of $65.4 million and unrealized gains on credit derivatives of $26.0 million. Book value per diluted common share for the third quarter of 2016 increased by 5.9% to $18.08, primarily due to higher valuations of the Company's mortgage-backed and credit risk transfer securities portfolio resulting from broad credit spread tightening.
During the third quarter of 2016, the Company generated $46.2 million in core earnings, a decrease of $1.1 million or 2.3% from the second quarter of 2016. The decrease in core earnings reflects lower effective net interest income on Agency residential mortgage-backed securities ("RMBS") as a result of a shift in portfolio mix and faster prepayment speeds.
Average earning assets increased to $16.1 billion for the quarter ended September 30, 2016 compared to $15.5 billion for the quarter ended June 30, 2016. During the third quarter, the Company primarily used proceeds from paydowns and sales of investments to purchase 15 year fixed-rate Agency securities. The Company increased its allocation of equity to Agency securities from 40% as of June 30, 2016 to 44% as of September 30, 2016 reflecting its strategy of decreasing risk in front of the upcoming elections, Federal Reserve meetings and Brexit negotiations, and to create capacity to invest in potential risk retention opportunities in the commercial real estate debt market. Interest income decreased slightly to $118.1 million for the quarter ended September 30, 2016 compared to $118.8 million during the quarter ended June 30, 2016, reflecting a decrease in average earning asset yield to 2.94% from 3.07% in the quarter ended June 30, 2016. The decrease in average earning asset yield was driven by a higher portfolio allocation to 15 year fixed-rate Agency securities that accounted for 21% of our average earning assets as of September 30, 2016 compared to 15% of our average earnings assets as of June 30, 2016.
For the quarter ended September 30, 2016, the Company had average borrowed funds of $14.2 billion compared to $13.5 billion for the second quarter of 2016 and interest expense of $33.3 million compared to $39.6 million during the quarter ended June 30, 2016. The Company's cost of funds was 0.94% and 1.17% for the third quarter of 2016 and second quarter of 2016, respectively. The Company's repurchase agreement interest expense for the three months ended September 30, 2016 includes amortization of net deferred gains on the Company's de-designated interest rate swaps totaling $4.8 million that is recorded as a reduction in repurchase agreements interest expense under U.S. GAAP. In the second quarter of 2016, amortization of net deferred losses on the Company's de-designated interest rate swaps totaled $3.2 million and was recorded as an increase in repurchase agreements interest expense. Accordingly, interest expense and the cost of funds in the third quarter of 2016 benefited from an $8.0 million decrease in amortization of net deferred losses on de-designated interest rate swaps from the second quarter of 2016. During the next 12 months, the Company estimates that $25.3 million of net deferred gains on de-designated interest rate swaps currently recorded in other comprehensive income will be reclassified as a decrease to interest expense.
Total expenses for the third quarter of 2016 were approximately $8.6 million, compared to $11.0 million for the second quarter of 2016. Management fees totaled $6.7 million in the third quarter, down from $9.1 million in the second quarter of 2016. Management fees decreased in the third quarter of 2016 primarily due to a cumulative one-time adjustment of $2.3 million related to accounting for premiums and discounts associated with non-Agency RMBS not of high credit quality. General and administrative expenses were $1.8 million in the third quarter of 2016, a slight decrease of $0.1 million from the second quarter of 2016.
Excluding the cumulative one-time adjustment to management fees, the ratio of annualized total expenses to average equity* decreased from 2.16% for the second quarter of 2016 to 2.03% for the third quarter of 2016, reflecting the Company's higher third quarter average equity base.

3

Exhibit 99.1

The Company's average assets, average borrowings, interest income, and interest expense are significantly lower in 2016 than in 2015 primarily due to the deconsolidation of the residential securitizations in December 2015 and also the impact of share repurchases over the past twelve months. Since September 30, 2015, the Company has repurchased 7.9 million shares of common stock at a weighted average price of $12.72 per share for a net cost of $100.6 million including acquisition expenses. The Company has reduced its debt-to-equity ratio and held steady its repurchase agreement debt-to-equity ratio over the last nine months.
As previously announced, the Company declared the following dividends on September 14, 2016: a common stock dividend of $0.40 per share paid on October 26, 2016; a Series A preferred stock dividend of $0.4844 per share paid on October 25, 2016; and a Series B preferred stock dividend of $0.4844 per share that will be paid on December 27, 2016.

*The ratio of annualized total expenses to average equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average equity. Average equity is calculated based on a weighted balance basis.

About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd., a leading independent global investment management firm.

4

Exhibit 99.1

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Friday, November 4, 2016, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on November 18, 2016 by calling:

866-431-7854 (North America) or 1-203-369-0970 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the market for our target assets, mortgage reform programs, our financial performance, including our core earnings, economic return, comprehensive income and changes in our book value, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Tony Semak, 800-241-5477

5

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Nine Months Ended
$ in thousands, except share amounts	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Interest Income
Mortgage-backed and credit risk transfer securities	112,467	112,860	128,305	347,573	395,844
Residential loans (1)	—	—	28,380	—	88,001
Commercial loans	5,680	5,947	3,743	16,520	11,349
Total interest income	118,147	118,807	160,428	364,093	495,194
Interest Expense
Repurchase agreements	24,892	31,260	41,303	97,952	125,544
Secured loans	2,746	2,688	1,622	8,149	4,639
Exchangeable senior notes	5,620	5,614	5,620	16,847	16,840
Asset-backed securities (1)	—	—	20,686	—	64,913
Total interest expense	33,258	39,562	69,231	122,948	211,936
Net interest income	84,889	79,245	91,197	241,145	283,258
Reduction in provision for loan losses	—	—	81	—	213
Net interest income after reduction in provision for loan losses	84,889	79,245	91,278	241,145	283,471
Other Income (loss)
Gain (loss) on investments, net	(7,155)	1,414	(1,967)	5,860	11,019
Equity in earnings of unconsolidated ventures	729	202	1,894	1,992	9,131
Gain (loss) on derivative instruments, net	35,378	(90,363)	(220,602)	(293,528)	(287,344)
Realized and unrealized credit derivative income (loss), net	31,926	17,228	2,928	57,564	24,904
Other investment income (loss), net	(554)	(2,745)	739	(3,617)	1,518
Total other income (loss)	60,324	(74,264)	(217,008)	(231,729)	(240,772)
Expenses
Management fee – related party	6,719	9,061	10,058	25,292	28,816
General and administrative	1,836	1,896	2,507	5,769	6,186
Consolidated securitization trusts (1)	—	—	2,132	—	6,544
Total expenses	8,555	10,957	14,697	31,061	41,546
Net income (loss)	136,658	(5,976)	(140,427)	(21,645)	1,153
Net income (loss) attributable to non-controlling interest	1,723	(75)	(1,628)	(235)	(10)
Net income (loss) attributable to Invesco Mortgage Capital Inc.	134,935	(5,901)	(138,799)	(21,410)	1,163
Dividends to preferred stockholders	5,716	5,716	5,716	17,148	17,148
Net income (loss) attributable to common stockholders	129,219	(11,617)	(144,515)	(38,558)	(15,985)
Earnings (loss) per share:		—
Net income (loss) attributable to common stockholders		—
Basic	1.16	(0.10)	(1.18)	(0.34)	(0.13)
Diluted	1.05	(0.10)	(1.18)	(0.34)	(0.13)
Dividends declared per common share	0.40	0.40	0.40	1.20	1.30

(1)	The condensed consolidated statements of operations for the three and nine months ended September 30, 2015 include income and expenses of consolidated variable interest entities.

6

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended			Nine Months Ended
In thousands	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income (loss)	136,658	(5,976)	(140,427)	(21,645)	1,153
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	32,015	117,116	42,933	270,591	(30,611)
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	—	(1,037)	389	(11,581)	(4,152)
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(4,831)	3,238	15,724	11,331	51,182
Currency translation adjustments on investment in unconsolidated venture	(235)	274	(33)	(10)	(33)
Total other comprehensive income (loss)	26,949	119,591	59,013	270,331	16,386
Comprehensive income (loss)	163,607	113,615	(81,414)	248,686	17,539
Less: Comprehensive income (loss) attributable to non-controlling interest	(2,063)	(1,435)	942	(3,157)	(191)
Less: Dividends to preferred stockholders	(5,716)	(5,716)	(5,716)	(17,148)	(17,148)
Comprehensive income (loss) attributable to common stockholders	155,828	106,464	(86,188)	228,381	200

7

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands except share amounts	September 30, 2016	December 31, 2015
ASSETS
Mortgage-backed and credit risk transfer securities, at fair value (including pledged securities of $15,493,599 and $15,553,934, respectively)	16,074,077	16,065,935
Commercial loans, held-for-investment	273,291	209,062
Cash and cash equivalents	47,282	53,199
Due from counterparties	241,161	110,009
Investment related receivable	44,944	154,594
Accrued interest receivable	49,390	50,779
Derivative assets, at fair value	505	8,659
Other assets	183,514	115,072
Total assets	16,914,164	16,767,309
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	12,060,502	12,126,048
Secured loans	1,650,000	1,650,000
Exchangeable senior notes	396,420	394,573
Derivative liabilities, at fair value	382,321	238,148
Dividends and distributions payable	50,921	51,734
Investment related payable	17	167
Accrued interest payable	23,915	21,604
Collateral held payable	—	4,900
Accounts payable and accrued expenses	1,477	2,376
Due to affiliate	10,295	10,851
Total liabilities	14,575,868	14,500,401
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 111,588,883 and 113,619,471 shares issued and outstanding, respectively	1,116	1,136
Additional paid in capital	2,382,847	2,407,372
Accumulated other comprehensive income	585,563	318,624
Retained earnings (distributions in excess of earnings)	(943,771)	(771,313)
Total stockholders’ equity	2,310,971	2,241,035
Non-controlling interest	27,325	25,873
Total equity	2,338,296	2,266,908
Total liabilities and equity	16,914,164	16,767,309

8

Exhibit 99.1

Non-GAAP Financial Measures

In addition to the results presented in accordance with U.S. GAAP, this release contains the non-GAAP financial measures of core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio. The Company’s management uses these non-GAAP financial measures in its internal analysis of results and believes these measures are useful to investors for the reasons explained below. The most directly comparable U.S. GAAP measures are net income attributable to common stockholders (and by calculation basic earnings (loss) per common share), total interest income (and by calculation, earning asset yield), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.  Certain prior period U.S. GAAP and non-GAAP financial measures have been revised to correct immaterial errors in accounting for premiums and discounts on non-Agency RMBS not of high credit quality. For further information, see Note 16 of the Company's condensed consolidated financial statements to be filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

These non-GAAP financial measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with U.S. GAAP. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate.

Core Earnings

The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; realized and unrealized (gain) loss on GSE CRT embedded derivatives, net; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; and cumulative adjustments attributable to non-controlling interest. The Company records changes in the valuation of its mortgage-backed securities, excluding securities for which the Company elected the fair value option and the valuation assigned to the debt host contract associated with its GSE CRTs, in other comprehensive income on its consolidated balance sheets.

The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results. The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

9

Exhibit 99.1

The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to core earnings for the following periods:

	Three Months Ended			Nine Months Ended
$ in thousands, except per share data	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income (loss) attributable to common stockholders	129,219	(11,617)	(144,515)	(38,558)	(15,985)
Adjustments:
(Gain) loss on investments, net	7,155	(1,414)	1,967	(5,860)	(11,019)
Realized (gain) loss on derivative instruments, net (1)	(1,347)	20,584	3,079	62,222	44,394
Unrealized (gain) loss on derivative instruments, net (1)	(60,419)	44,794	170,738	150,842	104,546
Realized and unrealized (gain) loss on GSE CRT embedded derivatives, net (2)	(25,963)	(11,116)	3,564	(39,175)	(5,091)
(Gain) loss on foreign currency transactions, net (3)	1,340	3,542	—	6,007	529
Amortization of net deferred (gain) loss on de-designated interest rate swaps(4)	(4,831)	3,238	15,724	11,331	51,182
Subtotal	(84,065)	59,628	195,072	185,367	184,541
Cumulative adjustments attributable to non-controlling interest	1,060	(752)	(2,260)	(2,289)	(2,141)
Core earnings	46,214	47,259	48,297	144,520	166,415
Basic income (loss) per common share	1.16	(0.10)	(1.18)	(0.34)	(0.13)
Core earnings per share attributable to common stockholders (5)	0.41	0.42	0.40	1.29	1.36

(1)	U.S. GAAP gain (loss) on derivative instruments, net on the consolidated statements of operations includes the following components:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Realized gain (loss) on derivative instruments, net	1,347	(20,584)	(3,079)	(62,222)	(44,394)
Unrealized gain (loss) on derivative instruments, net	60,419	(44,794)	(170,738)	(150,842)	(104,546)
Contractual net interest expense	(26,388)	(24,985)	(46,785)	(80,464)	(138,404)
Gain (loss) on derivative instruments, net	35,378	(90,363)	(220,602)	(293,528)	(287,344)

(2)	U.S. GAAP realized and unrealized credit derivative income (loss), net on the consolidated statements of operations includes the following components:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Realized and unrealized gain (loss) on GSE CRT embedded derivatives, net	25,963	11,116	(3,564)	39,175	5,091
GSE CRT embedded derivative coupon interest	5,963	6,112	6,373	18,389	18,443
Unrealized gain (loss) on CDS contract	—	—	(96)	—	648
CDS premium fee income	—	—	215	—	722
Realized and unrealized credit derivative income (loss), net	31,926	17,228	2,928	57,564	24,904

10

Exhibit 99.1

(3)	U.S. GAAP other investment income (loss), net on the consolidated statements of operations includes the following components:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
FHLBI dividend income	786	797	739	2,390	2,047
Gain (loss) on foreign currency transactions, net	(1,340)	(3,542)	—	(6,007)	(529)
Other investment income (loss), net	(554)	(2,745)	739	(3,617)	1,518

(4)	U.S. GAAP repurchase agreements interest expense on the consolidated statements of operations includes the following components:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Interest expense on repurchase agreements outstanding	29,723	28,022	25,579	86,621	74,362
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(4,831)	3,238	15,724	11,331	51,182
Repurchase agreements interest expense	24,892	31,260	41,303	97,952	125,544

(5)	Core earnings per share attributable to common stockholders is equal to core earnings divided by the basic weighted average number of common shares outstanding.

Effective Interest Income/ Effective Yield/ Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net. The Company accounts for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but has elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option is recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments is recorded as realized and unrealized credit derivative income (loss). The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income irrespective of whether the Company has elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for net interest expense on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for net interest expense on its interest rate swaps that is recorded as gain (loss) on derivative instruments, amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP

11

Exhibit 99.1

financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.
The following table reconciles total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended September 30, 2016		Three Months Ended June 30, 2016		Three Months Ended September 30, 2015
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	118,147	2.94%	118,087	3.07%	160,428	3.18%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,963	0.15%	6,112	0.16%	6,373	0.13%
Effective interest income	124,110	3.09%	124,199	3.23%	166,801	3.31%

	Nine Months Ended September 30,
	2016		2015
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	364,093	3.10%	495,194	3.24%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	18,389	0.16%	18,443	0.12%
Effective interest income	382,482	3.26%	513,637	3.36%
The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended September 30, 2016		Three Months Ended June 30, 2016		Three Months Ended September 30, 2015
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	33,258	0.94%	39,562	1.17%	69,231	1.53%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	4,831	0.14%	(3,238)	(0.10)%	(15,724)	(0.35)%
Add: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	26,388	0.74%	24,985	0.74%	46,785	1.04%
Effective interest expense	64,477	1.82%	61,309	1.81%	100,292	2.22%

	Nine Months Ended September 30,
	2016		2015
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	122,948	1.19%	211,936	1.56%
Less: Amortization of net deferred loss on de-designated interest rate swaps	(11,331)	(0.11)%	(51,182)	(0.38)%
Add: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	80,464	0.78%	138,404	1.02%
Effective interest expense	192,081	1.86%	299,158	2.20%

12

Exhibit 99.1

The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended September 30, 2016		Three Months Ended June 30, 2016		Three Months Ended September 30, 2015
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	84,889	2.00%	79,245	1.90%	91,197	1.65%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(4,831)	(0.14)%	3,238	0.10%	15,724	0.35%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,963	0.15%	6,112	0.16%	6,373	0.13%
Less: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	(26,388)	(0.74)%	(24,985)	(0.74)%	(46,785)	(1.04)%
Effective net interest income	59,633	1.27%	63,610	1.42%	66,509	1.09%

	Nine Months Ended September 30,
	2016		2015
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	241,145	1.91%	283,258	1.68%
Add: Amortization of net deferred loss on de-designated interest rate swaps	11,331	0.11%	51,182	0.38%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	18,389	0.16%	18,443	0.12%
Less: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	(80,464)	(0.78)%	(138,404)	(1.02)%
Effective net interest income	190,401	1.40%	214,479	1.16%

13

Exhibit 99.1

Repurchase Agreement Debt-to-Equity Ratio
The following tables show the allocation of the Company's equity to its target assets, the Company's debt-to-equity ratio, and the Company's repurchase agreement debt-to-equity ratio as of September 30, 2016 and June 30, 2016. The Company presents a repurchase agreement debt-to-equity ratio, a non-GAAP financial measure of leverage, because the mortgage REIT industry primarily uses repurchase agreements, which typically mature within one year, to finance investments. The Company believes presenting the Company's repurchase agreement debt-to-equity ratio when considered together with U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding the Company's refinancing risks, and gives investors a comparable statistic to those other mortgage REITs who almost exclusively borrow using short-term repurchase agreements that are subject to refinancing risk.
September 30, 2016

$ in thousands	Agency RMBS	Residential Credit (1)	Commercial Credit (2)	Exchangeable Senior Notes	Total
Investments	10,653,615	2,752,173	2,974,343	—	16,380,131
Cash and cash equivalents (3)	23,907	13,164	10,211	—	47,282
Derivative assets, at fair value (4)	—	—	505	—	505
Other assets	413,516	7,404	65,326	—	486,246
Total assets	11,091,038	2,772,741	3,050,385	—	16,914,164

Repurchase agreements	9,002,003	2,061,035	997,464	—	12,060,502
Secured loans (5)	461,908	—	1,188,092	—	1,650,000
Exchangeable senior notes	—	—	—	396,420	396,420
Derivative liabilities, at fair value	382,237	—	84	—	382,321
Other liabilities	51,625	19,577	14,534	889	86,625
Total liabilities	9,897,773	2,080,612	2,200,174	397,309	14,575,868

Total equity (allocated)	1,193,265	692,129	850,211	(397,309)	2,338,296
Adjustments to calculate repurchase agreement debt-to-equity:
Net equity in unsecured assets and exchangeable senior notes (6)	—	—	(306,054)	397,309	91,255
Collateral pledged against secured loans	(554,125)	—	(1,425,287)	—	(1,979,412)
Secured loans	461,908	—	1,188,092	—	1,650,000
Equity related to repurchase agreement debt	1,101,048	692,129	306,962	—	2,100,139
Debt-to-equity ratio (7)	7.9	3.0	2.6	NA	6.0
Repurchase agreement debt-to-equity ratio (8)	8.2	3.0	3.2	NA	5.7

(1)	Investments in non-Agency RMBS and GSE CRT are included in residential credit.

(2)	Investments in CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, residential credit and commercial credit.

(4)	Derivative assets are allocated based on the hedging strategy for each class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets and exchangeable senior notes includes commercial loans, investments in unconsolidated joint ventures and exchangeable senior notes.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

14

Exhibit 99.1

June 30, 2016

$ in thousands	Agency RMBS (1)	Residential Credit (2)	Commercial Credit (3)	Exchangeable Senior Notes	Total
Investments	10,182,071	2,862,215	3,038,981	—	16,083,267
Cash and cash equivalents (4)	65,938	40,720	37,426	—	144,084
Derivative assets, at fair value (5)	—	—	5,502	—	5,502
Other assets	355,728	7,834	65,167	—	428,729
Total assets	10,603,737	2,910,769	3,147,076	—	16,661,582

Repurchase agreements	8,504,046	2,232,236	1,032,365	—	11,768,647
Secured loans (6)	475,349	—	1,174,651	—	1,650,000
Exchangeable senior notes	—	—	—	395,800	395,800
Derivative liabilities, at fair value	447,658	—	80	—	447,738
Other liabilities	131,059	19,900	17,098	5,889	173,946
Total liabilities	9,558,112	2,252,136	2,224,194	401,689	14,436,131

Total equity (allocated)	1,045,625	658,633	922,882	(401,689)	2,225,451
Adjustments to calculate repurchase agreement debt-to-equity:
Net equity in unsecured assets and exchangeable senior notes (7)	—	—	(305,539)	401,689	96,150
Collateral pledged against secured loans	(563,450)	—	(1,392,360)	—	(1,955,810)
Secured loans	475,349	—	1,174,651	—	1,650,000
Equity related to repurchase agreement debt	957,524	658,633	399,634	—	2,015,791
Debt-to-equity ratio (8)	8.6	3.4	2.4	NA	6.2
Repurchase agreement debt-to-equity ratio (9)	8.9	3.4	2.6	NA	5.8

(1)	Investments in U.S. Treasury securities are included in Agency RMBS.

(2)	Investments in non-Agency RMBS and GSE CRT are included in residential credit.

(3)	Investments in CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(4)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, residential credit and commercial credit.

(5)	Derivative assets are allocated based on the hedging strategy for each class.

(6)	Secured loans are allocated based on amount of collateral pledged.

(7)	Net equity in unsecured assets and exchangeable senior notes includes commercial loans, investments in unconsolidated joint ventures and exchangeable senior notes.

(8)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity.

(9)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

15

Exhibit 99.1

Average Balances
The table below presents certain information for the Company's earning assets for the following periods.

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Average Balances*:
Agency RMBS:
15 year fixed-rate, at amortized cost	3,409,739	2,245,998	1,673,615	2,409,219	1,723,135
30 year fixed-rate, at amortized cost	3,613,116	3,797,400	4,228,400	3,784,762	4,402,012
ARM, at amortized cost	332,801	362,067	450,691	368,409	452,654
Hybrid ARM, at amortized cost	2,703,529	2,883,494	3,403,052	2,893,860	3,182,022
Agency - CMO, at amortized cost	362,825	384,949	414,310	383,995	432,916
Non-Agency RMBS, at amortized cost	2,079,681	2,231,510	2,585,513	2,243,941	2,735,641
GSE CRT, at amortized cost	612,531	635,953	668,639	641,445	660,457
CMBS, at amortized cost	2,532,667	2,623,578	3,200,091	2,610,204	3,222,013
U.S. Treasury securities, at amortized cost	169,041	23,682	—	60,610	—
Residential loans, at amortized cost	—	—	3,355,373	—	3,399,570
Commercial loans, at amortized cost	272,614	275,631	176,857	263,532	168,390
Average earning assets	16,088,544	15,464,262	20,156,541	15,659,977	20,378,810
Average Earning Asset Yields (1):
Agency RMBS:
15 year fixed-rate	1.86%	1.87%	2.26%	1.97%	2.17%
30 year fixed-rate	2.55%	2.74%	2.68%	2.76%	2.79%
ARM	2.18%	2.30%	2.22%	2.31%	2.31%
Hybrid ARM	2.06%	2.10%	2.18%	2.15%	2.10%
Agency - CMO	2.42%	2.55%	2.31%	2.60%	3.08%
Non-Agency RMBS	5.06%	4.74%	4.83%	4.90%	4.84%
GSE CRT(2)	0.98%	0.86%	0.53%	0.89%	0.51%
CMBS	4.28%	4.37%	4.38%	4.34%	4.37%
U.S. Treasury securities	1.09%	1.05%	—%	1.15%	—%
Residential loans	—%	—%	3.39%	—%	3.46%
Commercial loans	8.27%	8.44%	8.39%	8.35%	8.16%
Average earning asset yields	2.94%	3.07%	3.18%	3.10%	3.24%
Average Borrowings*:
Agency RMBS (3)	9,334,305	8,584,572	9,172,106	8,823,633	9,123,526
Non-Agency RMBS	1,681,136	1,805,286	2,405,227	1,812,516	2,524,969
GSE CRT	428,798	473,270	501,554	451,024	483,890
CMBS (3)	2,213,541	2,162,450	2,686,395	2,187,871	2,671,552
U.S. Treasury securities	168,689	50,192	—	73,310	—
Exchangeable senior notes	396,213	395,596	393,749	395,599	393,131
Asset-backed securities issued by securitization trusts	—	—	2,900,290	—	2,946,255
Total borrowed funds	14,222,682	13,471,366	18,059,321	13,743,953	18,143,323
Maximum borrowings during the period (4)	14,381,178	13,814,447	18,183,099	14,381,178	18,416,608

16

Exhibit 99.1

Average Cost of Funds (5):
Agency RMBS (3)	0.67%	0.65%	0.40%	0.66%	0.37%
Non-Agency RMBS	1.94%	1.85%	1.60%	1.86%	1.56%
GSE CRT	2.16%	2.08%	1.75%	2.14%	1.69%
CMBS (3)	1.14%	1.11%	0.93%	1.13%	0.91%
U.S. Treasury securities	0.26%	0.14%	—%	0.25%	—%
Exchangeable senior notes	5.67%	5.68%	5.71%	5.68%	5.71%
Asset-backed securities issued by securitization trusts	—%	—%	2.85%	—%	2.94%
Cost of funds	0.94%	1.17%	1.53%	1.19%	1.56%
Interest rate swaps average fixed pay rate (6)	2.13%	2.03%	2.06%	2.11%	2.04%
Interest rate swaps average floating receive rate (7)	(0.56)%	(0.46)%	(0.20)%	(0.49)%	(0.18)%
Effective cost of funds (non-GAAP measure)(8)	1.82%	1.81%	2.22%	1.86%	2.20%
Average Equity (9):	2,130,097	2,027,490	2,291,967	2,032,636	2,400,449
Average debt-to-equity ratio (average during period)	6.7	x	6.6x	7.9x	6.8	x	7.6x
Debt-to-equity ratio (as of period end)	6.0	x	6.2x	7.4x	6.0	x	7.4x

*	Average amounts for each period are based on weighted month-end balances; all percentages are annualized. Average balances are presented on an amortized cost basis.

(1)
Average earning asset yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the Company's average of the amortized cost of the investments. All yields are annualized.

(2)
GSE CRT average earning asset yield excludes coupon interest associated with embedded derivatives not accounted for under the fair value option recorded as realized and unrealized credit derivative income (loss), net.

(3)	Agency RMBS and CMBS average borrowing and cost of funds include borrowings under repurchase agreements and secured loans.

(4)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(5)	Average cost of funds is calculated by dividing annualized interest expense excluding amortization of net deferred gain (loss) on de-designated interest rate swaps by the Company's average borrowings.

(6)	Interest rate swaps average fixed pay rate is calculated by dividing annualized contractual swap interest expense by the Company's average notional balance of interest rate swaps.

(7)	Interest rate swaps average receive rate is calculated by dividing annualized contractual swap interest income by the Company's average notional balance of interest rate swap

(8)	For a reconciliation of cost of funds to effective cost of funds, see "Non-GAAP Financial Measures"

(9)	Average equity is calculated based on a weighted balance basis.

17